As filed with the Securities and Exchange Commission on March 16, 2000

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NAVTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   11-2883366
                      (I.R.S. Employer Identification No.)

                      2400 Garden Road, Monterey, CA 93940
                    (Address of Principal Executive Offices)


                1995 KEY EMPLOYEES AND ADVISORS STOCK OPTION PLAN
                              (Full Title of Plan)

                                Duncan Macdonald
                             Chief Executive Officer
                                  Navtech, Inc.
                        c/o Navtech Systems Support Inc.
                                    Suite 102
                            175 Columbia Street West
                        Waterloo, Ontario Canada N2L-5Z5
                            Telephone: (519) 747-9883
                           Telecopier: (519) 747-1003
            (Name, Address and Telephone Number of Agent For Service)

                  Copies of all communications and notices to:
                               Fred Skolnik, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed               Proposed
        Title of                                          Maximum                Maximum
      of Securities               Amount                 Offering               Aggregate               Amount of
          To Be                    To Be                   Price                Offering              Registration
       Registered               Registered              Per Share                 Price                   Fee
Common Shares
 (par value
 $.001 per
 share)                               700,000(1)         $.625(1)               $437,500                 $115.50
========================= ======================  ====================== ======================= =======================

(1)      Represents  Common Shares reserved for issuance under the  Registrant's
         1995  Key  Employees  and  Advisors   Stock  Option  Plan  pursuant  to
         outstanding options at the exercise price noted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a)  Annual Report on Form 10-KSB for the year ended October 31, 1999.

     (b)  Quarterly Report on Form 10-QSB for the period ended January 31, 2000.

     (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 0-15362).

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Certain legal matters in connection with the offering of securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

Item 6. Indemnification of Directors and Officers

     Article Ninth of the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant and its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     Additionally, the Registrant has included in its Certificate of Incorporation and its By- laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation law. The Certificate of Incorporation provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Registrant's By-laws, any agreement, vote of stockholders or disinterested directors or otherwise.

     The effect of the foregoing is to require the Registrant, to the extent permitted by law, to indemnify the officers, directors, employees and agents of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     5 Opinion of Certilman Balin Adler & Hyman, LLP as to the legality of the Common Shares reserved for issuance under the Registrant's 1995 Key Employees and Advisors Stock Option Plan

     23.1 Consent of Grant Thornton LLP

     23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)

     24   Powers of Attorney (included in signature page forming a part hereof)

     99 1995 Key Employees and Advisors Stock Option Plan - incorporated by reference to Exhibit 10(K) to the Registrant's Annual Report on Form 10- KSB for the fiscal year ended October 31, 1994

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, Province of Ontario, on the 15th day of March, 2000.

                                            NAVTECH, INC.

                                            By:  /s/ Duncan Macdonald
                                            -------------------------
                                                 Duncan Macdonald
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Duncan Macdonald with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Capacity                          Date

/s/ Duncan Macdonald            Chairman of the Board, Chief      March 15, 2000
-------------------------       Executive Officer and
Duncan Macdonald                Director (Principal Executive
                                Officer)

/s/ David Strucke               Chief Financial Officer           March 15, 2000
-------------------------       (Principal Financial and
David Strucke                   Accounting Officer)

/s/ Dorothy A. English          Executive Vice President and      March 15, 2000
-------------------------       Director
Dorothy A. English

/s/ Denis L. Metherell          Secretary and Director            March 15, 2000
-------------------------
Denis L. Metherell

/s/ Kenneth Snyder              Director                          March 15, 2000
-------------------------
Kenneth Snyder

/s/ Russell K. Thal             Director                          March 15, 2000
-------------------------
Russell K. Thal